[LIBERTY BANCORP, INC. LOGO]





April 5, 2000


Dear Stockholder:

We cordially invite you to attend the Annual Meeting of Stockholders of Liberty Bancorp, Inc. (the "Company"). The Annual Meeting will be held at The Sheraton at Woodbridge Place Hotel, 515 Route 1 South, Iselin, New Jersey, at 10:00 a.m. (local time) on May 3, 2000.

The business to be conducted at the Annual Meeting includes the election of two directors and the ratification of the appointment of auditors for the year ending December 31, 2000.

The Board of Directors has determined that the matters to be considered at the Annual Meeting are in the best interest of the Company and its stockholders. The Board of Directors unanimously recommends a vote "FOR" each matter to be considered.

I urge you to sign, date and return the enclosed proxy card as soon as possible even if you plan to attend the Annual Meeting. This will not prevent you from voting in person, but will assure that your vote is counted if you are unable to attend the Annual Meeting.

Sincerely,

/s/ John R. Bowen

John R. Bowen
Chairman, President and Chief Executive Officer

                              Liberty Bancorp, Inc.
                             1410 St. Georges Avenue
                            Avenel, New Jersey 07001
                                 (732) 499-7200

                                    NOTICE OF
                         ANNUAL MEETING OF STOCKHOLDERS
                            To Be Held On May 3, 2000

     Notice is hereby given that the Annual Meeting of Liberty Bancorp, Inc. (the "Company") will be held at The Sheraton at Woodbridge Place Hotel, 515 Route 1 South, Iselin, New Jersey, on May 3, 2000 at 10:00 a.m., local time.

     A Proxy Card and a Proxy Statement for the Annual Meeting are enclosed.

     The Annual Meeting is for the purpose of considering and acting upon:

     1.   The election of two Directors to the Board of Directors;

     2. The ratification of the appointment of Radics & Co., LLC as auditors for the Company for the fiscal year ending December 31, 2000; and

such other matters as may properly come before the Annual Meeting, or any adjournments thereof. The Board of Directors is not aware of any other business to come before the Annual Meeting.

     Any action may be taken on the foregoing proposals at the Annual Meeting on the date specified above, or on any date or dates to which the Annual Meeting may be adjourned. Stockholders of record at the close of business on March 17, 2000 are the stockholders entitled to vote at the Annual Meeting, and any adjournments thereof.

     EACH STOCKHOLDER, WHETHER HE OR SHE PLANS TO ATTEND THE ANNUAL MEETING, IS REQUESTED TO SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD WITHOUT DELAY IN THE ENCLOSED POSTAGE-PAID ENVELOPE. ANY PROXY GIVEN BY THE STOCKHOLDER MAY BE REVOKED AT ANY TIME BEFORE IT IS EXERCISED. A PROXY MAY BE REVOKED BY FILING WITH THE SECRETARY OF THE COMPANY A WRITTEN REVOCATION OR A DULY EXECUTED PROXY BEARING A LATER DATE. ANY STOCKHOLDER PRESENT AT THE ANNUAL MEETING MAY REVOKE HIS OR HER PROXY AND VOTE PERSONALLY ON EACH MATTER BROUGHT BEFORE THE ANNUAL MEETING. HOWEVER, IF YOU ARE A STOCKHOLDER WHOSE SHARES ARE NOT REGISTERED IN YOUR OWN NAME, YOU WILL NEED ADDITIONAL DOCUMENTATION FROM YOUR RECORD HOLDER IN ORDER TO VOTE PERSONALLY AT THE ANNUAL MEETING.

                                           By Order of the Board of Directors


                                           /s/ Leslie C. Whelan


                                           Leslie C. Whelan, Corporate Secretary
Avenel, New Jersey
April 5, 2000

IMPORTANT: THE PROMPT RETURN OF PROXIES WILL SAVE THE COMPANY THE EXPENSE OF FURTHER REQUESTS FOR PROXIES. A SELF-ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. NO POSTAGE IS REQUIRED IF MAILED WITHIN THE UNITED STATES.

                                 PROXY STATEMENT

                              Liberty Bancorp, Inc.
                             1410 St. Georges Avenue
                            Avenel, New Jersey 07001
                                 (732) 499-7200


                         ANNUAL MEETING OF STOCKHOLDERS
                                   May 3, 2000

     This Proxy Statement is furnished in connection with the solicitation of proxies on behalf of the Board of Directors of Liberty Bancorp, Inc. (the "Company") to be used at the Annual Meeting of Stockholders of the Company (the "Annual Meeting"), which will be held at The Sheraton at Woodbridge Place Hotel, 515 Route 1 South, Iselin, New Jersey, on May 3, 2000, at 10:00 a.m., local time, and all adjournments of the Annual Meeting. The accompanying Notice of Annual Meeting of Stockholders and this Proxy Statement are first being mailed to stockholders on or about April 5, 2000.

                              REVOCATION OF PROXIES

     Stockholders who execute proxies in the form solicited hereby retain the right to revoke them in the manner described below. Unless so revoked, the shares represented by such proxies will be voted at the Annual Meeting and all adjournments thereof. Proxies solicited on behalf of the Board of Directors of the Company will be voted in accordance with the directions given thereon. Where no instructions are indicated, validly executed proxies which are returned to the Company will be voted "FOR" the proposals set forth in this Proxy Statement for consideration at the Annual Meeting.

     Proxies may be revoked by sending written notice of revocation to the Secretary of the Company, Leslie C. Whelan, at the address shown above, or by delivering a duly executed proxy bearing a later date. The presence at the Annual Meeting of any stockholder who has returned a proxy shall not revoke such proxy unless the stockholder delivers his or her ballot in person at the Annual Meeting or delivers a written revocation to the Secretary of the Company prior to the voting of such proxy.

                 VOTING SECURITIES AND METHOD OF COUNTING VOTES

     Holders of record of the Company's common stock, par value $1.00 per share (the "Common Stock"), as of the close of business on March 17, 2000 (the "Record Date") are entitled to one vote for each share then held. As of the Record Date, the Company had 3,597,329 shares of Common Stock issued and outstanding. The presence in person or by proxy of stockholders entitled to vote a majority of the outstanding shares of Common Stock is necessary to constitute a quorum at the Annual Meeting. Directors are elected by a plurality of votes cast, without regard to either broker non-votes, or proxies as to which the authority to vote for the nominees being proposed is withheld. The affirmative vote of holders of a majority of the total votes present at the Annual Meeting in person or by proxy is required for the ratification of Radics & Co., LLC as the Company's auditors. Abstentions and broker non-votes will be counted as shares represented in person or by proxy for purposes of determining that a quorum is present and in connection with Proposal II. Accordingly, abstentions and broker non-votes will have the same effect as votes against Proposal II.

                 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

     Persons and groups who beneficially own in excess of five percent of the Common Stock are required to file certain reports with the Securities and Exchange Commission (the "SEC") regarding such ownership. The following table sets forth, as of the Record Date, the shares of Common Stock beneficially owned by executive officers and Directors as a group and by each person who was the beneficial owner of more than five percent of the Company's outstanding shares of Common Stock.

                                                          Amount of Shares
                                                          Owned and Nature                   Percent of Shares
         Name and Address of                                of Beneficial                     of Common Stock
          Beneficial Owners                                   Ownership                         Outstanding

Liberty Bancorp, MHC
1410 St. Georges Avenue                                        2,067,729                        57.48%
Avenel, New Jersey 07001

Liberty Bancorp, MHC and
  all directors and executive officers                         2,195,510                        61.03%
  as a group (1)

Jeffrey S. Halis
500 Park Avenue, 5th Floor
New York, New York 10022                                         249,500                         6.93%
-----------------

(1) The Company's executive officers and directors are also executive officers and directors of Liberty Bancorp, MHC.

                        PROPOSAL I--ELECTION OF DIRECTORS

     Effective at the Annual Meeting, the Board of Directors will consist of seven members. The Company's bylaws provide that approximately one-third of the directors are to be elected annually. Directors of the Company are generally elected to serve for a three-year period and until their respective successors shall have been elected and shall qualify. Two directors will be elected at the Annual Meeting to serve for a three-year period and until their respective successors shall have been elected and shall qualify. The Board of Directors has nominated to serve as directors Neil R. Bryson and Anthony V. Caruso, both of whom are currently members of the Board of Directors.

     The table below sets forth certain information, as of March 17, 2000, regarding members of the Company's Board of Directors. It is intended that the proxies solicited on behalf of the Board of Directors (other than proxies in which the vote is withheld as to the nominee) will be voted at the Meeting for the election of the nominees identified below. If a nominee is unable to serve, the shares represented by proxies will be voted for the election of such substitute as the Board of Directors may recommend. At this time, the Board of Directors knows of no reason why the nominee might be unable to serve, if elected. Except as indicated herein, there are no arrangements or understandings between the nominee and any other person pursuant to which such nominee was selected.

                                                                                           Shares
                          Position(s) Held With                Director       Current   Beneficially  Percent of
         Name                  the Company           Age       Since(1)    Term Expires    Owned         Class

                                    NOMINEES

Neil R. Bryson, DDS             Director             59          1990         2000        13,142           *
Anthony V. Caruso        Director and Legal Couns    73          1984         2000         4,142           *

                               OTHER BOARD MEMBERS

John C. Marsh                   Director             72          1968          2001         5,142          *
Paul J. McGovern                Director             53          1988          2001        19,142          *
Nelson L. Taylor, Jr.           Director             69          1966          2001        13,142          *
John R. Bowen              Chairman, President       59          1973          2002        27,900          *
                         and Chief Executive Officer
Michael J. Widmer        Executive Vice President,   40          1998          2002        18,401          *
                         Chief Financial Officer
                              and Director

                    EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS

Lucille Capece               Vice President          55           N/A           N/A        17,095          *
Brian C. Messett             Vice President          40           N/A           N/A         4,125          *
Joseph F. Coccaro               Treasurer            42           N/A           N/A         4,000          *
Leslie C. Whelan                Secretary            36           N/A           N/A         1,550          *

All directors and executive officers                                                      127,781        3.55%
  as a group  (11 persons)

----------
* Less than 1%.
(1) Reflects initial appointment to the Board of Directors of Axia Federal Savings Bank, the mutual predecessor of Liberty Bank.

     The business experience for the past five years for each of the Company's directors and executive officers is as follows:

     Neil  R.  Bryson  is  a  Doctor  of  Dental  Surgery,   a  Board  Certified
Periodontist, a Prosthiodontist and a member of the American Dental Association in private practice in Colonia, New Jersey.

     Anthony V. Caruso has served as the Bank's legal counsel since 1963. Mr. Caruso is a practicing attorney with thirty-nine years of experience. Mr. Caruso is a former Municipal Judge of Rahway, New Jersey, and is a member of the Board of Governors of The Rahway Hospital.

     John C. Marsh is President and Chief Executive Officer of Consumers International. Prior to that position, Mr. Marsh held various administrative positions in area hospitals. Mr. Marsh is a former Mayor of the City of Rahway, New Jersey.

     Paul J. McGovern is retired from the position of Senior Director of Internal Auditing for Merck & Co., Inc. Mr. McGovern is a Certified Public Accountant. Mr. McGovern is a member of the Board of Trustees of Don Bosco Preparatory School, Ramsey, New Jersey.

     Nelson L. Taylor, Jr. is the President and owner of West End Garage, Inc., a Chrysler Plymouth automobile agency in Rahway, New Jersey. Mr. Taylor is a member of the Board of Governors of The Rahway Hospital.

     John R. Bowen is the President, Chief Executive Officer and Chairman of the Board of Directors. Mr. Bowen has been employed by Liberty Bank (the "Bank"), the Company's wholly owned subsidiary, in various capacities since 1964. Mr. Bowen was elected President and Chief Executive Officer in 1973 and Chairman in 1995. He serves as Vice Chairman of the Board of Trustees of the Rahway Center Partnership, a non-profit community development organization.

     Michael J. Widmer has served as Chief Financial Officer of the Bank since February 1998 and Executive Vice President of the Bank since March 1996. Mr. Widmer is a member of the Board of Trustees of the Union County Arts Center. Mr. Widmer served as President and as a member of the Board of Directors of Chatham Savings Bank in Chatham, New Jersey from 1990 to 1996.

     Lucille Capece has served as Vice President of Operations of the Bank since 1979.

         Brian C. Messett joined the Bank as Vice President of Lending in August of 1997. Prior to joining the Bank, Mr. Messett was Assistant Vice President of Lending for Spencer Savings Bank, Garfield, New Jersey.

     Joseph F. Coccaro has served as Treasurer of the Bank since 1988.

     Leslie C. Whelan joined the Bank in 1991 and has served as Corporate Secretary since October of 1993.

Meetings and Committees of the Board of Directors

     The business of the Company is conducted at regular and special meetings of the full Board and its standing committees. The standing committees are the Executive and the Finance and Audit Committees. The full Board of Directors acts as Nominating Committee for the Company. During the fiscal year ended December 31, 1999, the Board of Directors met at 12 regular meetings and one special meeting. No member of the Board or any committee thereof attended less than 75% of said meetings.

     The Executive Committee consists of Directors Taylor, Jr. (who serves as Chairman), Bowen and Marsh. The Executive Committee meets as necessary when the Board is not in session to exercise general control and supervision in all matters pertaining to the interests of the Company, subject at all times to the direction of the Board of Directors. The Executive Committee met two times during 1999.

     The Finance and Audit Committee consists of Directors Taylor, Jr. (who serves as Chairman), Bryson, Caruso and McGovern. The Audit Committee examines and approves the audit report prepared by the independent auditors of the Bank, reviews and recommends the independent auditors to be engaged by the Company, reviews the internal accounting controls of the Company, and reviews and approves audit policies. The Audit Committee met five during 1999.

Directors' Compensation

     Directors of the Bank receive a retainer fee of $16,000, plus a fee of $300 per board meeting or committee meeting attended. The Bank provides all employees with medical, dental and life insurance, and also offers these benefits to its directors. During the year ended December 31, 1999, the Bank provided these insurance benefits to non-employee directors Taylor, Jr., Bryson, Caruso, and Marsh, and the value of the premiums paid was $5,450, $12,475, $11,742, and $5,232, respectively. The Bank also provides that a director's beneficiary will receive a $10,000 cash payment should the director die while in office.

Executive Compensation

     Summary Compensation Table. The following table sets forth for the years ended December 31, 1999, 1998, and 1997, certain information as to the total remuneration paid by the Bank to the President and Chief Executive Officer and the Executive Vice President and Chief Financial Officer ("Named Executive Officers"), each of whose salary and bonuses exceeded $100,000 in 1999.


                                                      Summary Compensation Table
------------------------------------------------------------------------------------------------------------------------------------
                                                                                                Long-Term
                                                                                              Compensation
                                Annual Compensation(1)                                           Awards
------------------------------------------------------------------------------------   --------------------------
                                                                          Other          Restricted
                                                                          Annual            Stock       Options/        All Other
      Name and Principal        Fiscal      Salary        Bonus        Compensation         Award         SARs        Compensation
           Position              Year       ($)(1)         ($)            ($)(2)           ($)(3)          (#)             ($)
---------------------------     ------     -------        ------       -------------      ----------    --------       -------------
John R. Bowen,                   1999      209,900        18,000           --              23,010        39,000            --
  President and Chief            1998      198,800        20,060           --                --            --              --
  Executive Officer              1997      186,200        16,320           --                --            --              --

Michael J. Widmer,               1999      129,900        9,360            --              18,401        33,000            --
  Executive Vice President       1998      120,733        10,301           --                --            --              --
  and Chief Financial            1997       97,000        8,262            --                --            --              --
  Officer
----------------------

(1)  Includes directors fees.
(2) The Bank also provides certain members of senior management with the use of an automobile, and all employees of the Bank with medical, dental and life insurance. These benefits did not exceed the lesser of $50,000 or 10% of the total annual salary and bonus reported for each officer.
(3) Amounts reported in this column represent the fair value of the restricted stock awards at the date of the award. Awards granted in 1999 vest over five years. Dividends paid with respect to all shares awarded are paid to the recipient of the award.

Benefit Plans

     Stock Option Plan. During the year ended December 31, 1999, the Company adopted, and the Company's stockholders approved, the 1999 Stock Option Plan (the "Stock Option Plan"). Pursuant to the Stock Option Plan, options to purchase 7,857 shares were granted to each non-employee director at an exercise price of $10.0625 per share, the fair market value of the underlying shares on the date of the award. The term of the options is ten years from the date of grant, and the shares subject to awards will be adjusted in the event of any merger, consolidation, reorganization, recapitalization, stock dividend, stock split, combination or exchange of shares or other change in the corporate structure of the Company. The awards included an equal number of reload options ("Reload Options"), limited stock appreciation rights ("Limited Rights") and dividend equivalent rights ("Dividend Equivalent Rights"). A Limited Right gives the option holder the right, upon a change in control of the Company or the Bank, to receive the excess of the market value of the shares represented by the Limited Rights on the date exercised over the exercise price. The Limited Rights are subject to the same terms and conditions as the stock options. Payment upon exercise of a Limited Rights will be in cash, or in the event of a change in control in which pooling accounting treatment is a condition to the transaction, for shares of stock of the Company, or in the event of a merger transaction, for shares of the acquiring corporation or its parent, as applicable. The Dividend Equivalent Rights entitle the option holder to receive an amount of cash at the time that certain extraordinary dividends are declared equal to the amount of the extraordinary dividend multiplied by the number of options that the person holds. For these purposes, an extraordinary dividend is defined as any dividend where the rate of dividend exceeds the Bank's weighted average cost of funds on interest-bearing liabilities for the current and preceding three quarters. The Reload Options entitle the option holder, who has delivered shares that he or she owns as payment of the exercise price for option stock, to a new option to acquire additional shares equal in amount to the shares he or she has traded in. Reload Options may also be granted to replace option shares retained by the employer for payment of the option holder's withholding tax. The option price at which additional shares of stock can be purchased by the option holder through the exercise of a Reload Option is equal to the market value of the previously owned stock at the time it was surrendered. The option period during which the Reload Option may be exercised expires at the same time as that of the original option that the holder has exercised.

     The following table sets forth information relating to options granted under the Stock Option Plan to the Named Executive Officers during 1999.


                                              OPTION GRANTS IN LAST FISCAL YEAR
=============================================================================================================================
                                                      Individual Grants
-----------------------------------------------------------------------------------------------------------------------------
                                                 Percent of Total
                                                  Options Granted                                    Grant Date Present
                                                  to Employees in     Exercise or    Expiration          Value (1)
           Name               Options Granted         FY 1999         Base Price        Date
-----------------------       ---------------   -----------------     -----------    ----------      --------------------
John R. Bowen                     39,000               47.6%           $10.0625        02/09               $4.02

Michael J. Widmer                 33,000               40.2%           $10.0625        02/09               $4.02

-----------------------------------
(1) The grant date present value was derived using the Black-Scholes option pricing model with the following assumptions: volatility of 38.38%; risk free rate of return of 5.88%; dividend yield of 0.84%; and a 5 year option life.

     Set forth below is certain information concerning options outstanding to the Named Executive Officers at December 31, 1999. No options were exercised by the Named Executive Officers during 1999.

                                   AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
                                              FISCAL YEAR-END OPTION VALUES
=========================================================================================================================
                                                                     Number of Unexercised      Value of Unexercised In-
                                                                           Options at             The-Money Options at
                              Shares Acquired         Value                 Year-End                  Year-End (1)
           Name                Upon Exercise        Realized
                                                                   Exercisable/Unexercisable   Exercisable/Unexercisable
                                                                              (#)                         ($)
-------------------------------------------------------------------------------------------------------------------------
John R. Bowen..............          0                 $0                   0/39,000                     $0/$0
Michael J. Widmer..........          0                 $0                   0/33,000                     $0/$0

------------------------------------
(1) The exercise price of the options exceeded the fair market value of the Common Stock.

     Recognition and Retention Plan. During the fiscal year ended December 31, 1999, the Company adopted, and the Company's stockholders approved, the 1999 Recognition and Retention Plan (the "Recognition Plan"). Pursuant to the Recognition Plan, 3,142 shares of stock were awarded to each non-employee director.

     Employment Agreements. The Bank has entered into employment agreements with Messrs. Bowen and Widmer and Ms. Capece, each of which provides for a term of 36 months. On each anniversary date, the agreement may be extended for an additional twelve months, so that the remaining term shall be approximately three years. If the agreement is not renewed, the agreement will expire 36 months following the anniversary date. Each agreement provides for, among other things, base salary (which may be increased, but not decreased), participation in stock benefit plans and other employee and fringe benefits applicable to executive personnel. Each agreement provides for termination by the Bank for cause at any time. In the event the Bank terminates the executive's employment for reasons other than for disability, retirement or for cause, or in the event of the executive's resignation from the Bank upon (i) failure to re-elect the executive to his or her current offices, (ii) a material change in the executive's functions, duties or responsibilities, (iii) liquidation or dissolution of the Bank or Company, (iv) a breach of the agreement by the Bank or, (v) a change in control of the Bank or Company, the executive, or in the event of death, the executive's beneficiary, would be entitled to severance pay in an amount equal to three times the annual rate of Base Salary (which includes any salary deferred) at the time of termination, plus the highest annual cash bonus paid to him or her during the prior three years. The Bank would also continue the executive's life, health, dental and disability coverage for 36 months from the date of termination. In the event the payments to the executive would include an "excess parachute payment" as defined by Section 280G of the Internal Revenue Code (relating to payments made in connection with a change in control), the payments would be reduced in order to avoid having an excess parachute payment.

     The executive's employment may be terminated upon his/her retirement at age 65, or such later age as consented to by the Bank or in accordance with any retirement policy established by the Bank. Upon the executive's retirement, he/she will be entitled to all benefits available to him/her under any retirement or other benefit plan maintained by the Bank. In the event of the executive's disability for a period of six months, the Bank may terminate the agreement provided that the Bank will be obligated to pay the executive his/her Base Salary for the remaining term of the agreement or one year, whichever is longer, reduced by any benefits paid to the executive pursuant to any disability insurance policy or similar arrangement maintained by the Bank. In the event of the executive's death, the Bank will pay his/her Base Salary to his/her named beneficiaries for one year following his/her death, and will also continue medical, dental, and other benefits to his/her family (as applicable) for one year.

     Each employment agreement provides that, following termination of employment, the executive will not compete with the Bank for a period of one year within 25 miles of any existing branch of the Bank or within 25 miles of any office for which the Bank and/or the Company has filed for regulatory approval to establish an office.

     Defined Benefit Pension Plan. The Bank maintains The Retirement Plan for Employees of Liberty Bank in RSI Retirement Trust, which is a qualified, tax-exempt defined benefit plan ("Retirement Plan"). In October 1999, the Bank passed a resolution freezing benefit accruals under the Retirement Plan and in December 1999, voted to terminate the Retirement Plan, effective April 1, 2000. Prior to its termination, all employees age 20 1/2 or older who had worked at the Bank for a period of one year and had been credited with 1,000 or more hours of service with the Bank during the year were eligible to participate in the Retirement Plan provided, however, that leased employees, employees paid on a contract basis and employees in a unit covered by a collective bargaining agreement were not eligible to participate. The Bank annually contributed an amount to the Retirement Plan necessary to satisfy the actuarially determined minimum funding requirements in accordance with the Employee Retirement Income Security Act ("ERISA"). In connection with its termination, the Bank may be required to make an additional contribution to the Retirement Plan to ensure that the plan is fully funded on a termination basis.

     The regular form of all retirement benefits (normal, early or disability) is guaranteed for the life of the retiree, but not less than 120 monthly installments. For a married participant, the normal form of benefit is a joint and 50% survivor annuity where, upon the participant's death, the participant's spouse is entitled to receive a benefit equal to 50% of that paid during the participant's lifetime. Alternatively, a participant may elect (with proper spousal consent, if necessary) an optional form of benefit. These optional forms include various annuity forms as well as a lump sum payment. All forms in which a participant's benefit may be paid will be actuarially equivalent to a ten year period certain and life benefit. For an unmarried participant, benefits payable upon death are made in a lump sum.

     The Bank intends to seek a determination letter from the Internal Revenue Service with respect to the qualified status of the Retirement Plan under the Internal Revenue Code on termination. Upon receipt of a favorable determination letter, the plan will distribute a lump sum or deferred annuity to each eligible participant. No former employee is currently receiving retirement benefits under the Retirement Plan.

     The following table indicates the annual retirement benefit that would be payable under the Retirement Plan upon retirement at age 65 in calendar year 1999, expressed in the form of a single life annuity for the average salary and benefit service classifications specified below.

       High Five-Year
           Average                            Years of Service and Benefit Payable at Retirement
                                  -----------------------------------------------------------------------------
        Compensation                 15            20            25            30           35            40
     --------------------         -----------------------------------------------------------------------------

         $  50,000                 $11,525     $ 15,367        $19,208    $  23,050     $  23,050      $ 23,050
            75,000                  17,775       23,700         29,625       35,550        35,550        35,550
           100,000                  24,025       32,033         40,042       48,050        48,050        48,050
           125,000                  30,275       40,367         50,458       60,550        60,550        60,550
           160,000                  39,025       52,033         65,042       78,050        78,050        78,050

     The maximum annual compensation which could be taken into account under the Internal Revenue Code, as amended (the "Code") for calculating contributions under qualified defined benefit plans such as the Retirement Plan was $160,000 in 1999. As of December 31, 1999, Messrs. Bowen and Widmer had 35 years and four years, respectively, of credited service (i.e., benefit service), under the plan.

Ownership Reports by Officers and Directors

     The Common  Stock of the  Company is  registered  with the SEC  pursuant to
Section 12(g) of the Securities Exchange Act of 1934 (the "Exchange Act"). The officers and directors of the Company and beneficial owners of greater than 10% of the Company's Common Stock ("10% beneficial owners") are required to file reports on Forms 3,4 and 5 with the SEC disclosing beneficial ownership and changes in beneficial ownership of the Common Stock. SEC rules require disclosure in the Company's Proxy Statement of the failure of an officer, director or 10% beneficial owner of the Company's Common Stock to file a Form 3, 4, or 5 on a timely basis. All of the Company's officers and directors filed these reports on a timely basis.

Transactions With Certain Related Persons

     The Bank offers to directors, officers, and employees real estate mortgage loans secured by their principal residence. All loans to the Bank's directors, officers and employees are made on substantially the same terms, including interest rates and collateral as those prevailing at the time for comparable transactions, and do not involve more than minimal risk of collectibility.

     Director Anthony V. Caruso has served as the Bank's legal counsel since 1963. During the year ended December 31, 1999 the Bank and the Company paid $65,000.00 in legal fees to Mr. Caruso.

              PROPOSAL II--RATIFICATION OF APPOINTMENT OF AUDITORS

     The Board of Directors of the Company has approved the engagement of Radics & Co., LLC to be the Company's auditors for the year ending December 31, 2000, subject to the ratification of the engagement by the Company's stockholders. A representative of Radics & Co., LLC, is expected to attend the Annual Meeting to respond to appropriate questions and to make a statement if he so desires.

     In order to ratify the selection of Radics & Co., LLC as the auditors for the year ending December 31, 2000 the proposal must receive at least a majority of the votes cast, either in person or by proxy, in favor of such ratification. THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE RATIFICATION OF RADICS & CO., LLC AS AUDITORS FOR THE YEAR ENDING DECEMBER 31, 2000.

                              STOCKHOLDER PROPOSALS

     In order to be eligible for inclusion in the proxy materials for next year's Annual Meeting of Stockholders, any stockholder proposal to take action at such meeting must be received at the Company's executive office, 1410 St. Georges Avenue, Avenel, New Jersey 07001, no later than December 6, 2000. Any such proposals shall be subject to the requirements of the proxy rules adopted under the Exchange Act.

     Under the Company's Bylaws, certain procedures are provided which a stockholder must follow to nominate persons for election as directors or to introduce an item of business at an annual meeting of stockholders. These procedures provide, generally, that stockholders desiring to make nominations for directors, or to bring a proper subject of business before the meeting, must do so by a written notice timely received (generally not later than 5 days in advance of such meeting, subject to certain exceptions) by the Secretary of the Company.

                                  OTHER MATTERS

     The Board of Directors is not aware of any business to come before the Annual Meeting other than the matters described above in the Proxy Statement. However, if any matters should properly come before the Annual Meeting, it is intended that holders of the proxies will act as directed by a majority of the Board of Directors, except for matters related to the conduct of the Annual Meeting, as to which they shall act in accordance with their best judgment.

                                  MISCELLANEOUS

     The cost of  solicitation  of  proxies  will be borne by the  Company.  The
Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of Common Stock. In addition to solicitations by mail, directors, officers and regular employees of the Company may solicit proxies personally or by telegraph or telephone without additional compensation.

     A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-KSB FOR THE YEAR ENDED DECEMBER 31, 1999, WILL BE FURNISHED WITHOUT CHARGE TO STOCKHOLDERS UPON WRITTEN OR TELEPHONIC REQUEST TO LESLIE C. WHELAN, CORPORATE SECRETARY, 1410 ST. GEORGES AVENUE, AVENEL, NEW JERSEY 07001, (732) 499-7200.

                                          BY ORDER OF THE BOARD OF DIRECTORS


                                          /s/ Leslie C. Whelan


                                          Leslie C. Whelan, Corporate Secretary
Avenel, New Jersey
April 5, 2000

                                 REVOCABLE PROXY

                              LIBERTY BANCORP, INC.
                         ANNUAL MEETING OF STOCKHOLDERS
                                   May 3, 2000

         The undersigned hereby appoints the official proxy committee of the Board of Directors with full powers of substitution to act as attorneys and proxies for the undersigned to vote all shares of Common Stock of the Company which the undersigned is entitled to vote at the Annual Meeting of Stockholders ("Annual Meeting") to be held at The Sheraton at Woodbridge Place Hotel, 515 Route 1 South, Iselin, New Jersey on May 3, 2000, at 10:00 a.m. Eastern Standard Time. The official proxy committee is authorized to cast all votes to which the undersigned is entitled as follows:




                                                                       VOTE
                                                   FOR               WITHHELD
                                                   ---               --------
                                               (except as
                                                marked to
                                              the contrary
                                                 below)


1.  The election as Directors of all nominees
    listed below each to serve for a
    three-year term                                |_|                  |_|

            Neil R. Bryson
            Anthony V. Caruso

INSTRUCTION: To withhold your vote for one or more nominees, write the name of the nominee(s) on the line(s) below.

------------------------------

------------------------------



                                                          FOR   AGAINST  ABSTAIN
2.     The ratification of Radics & Co., LLC as the       ---   -------  -------
       Company's independent auditors for the fiscal
       year ending December 31, 2000.                     |_|     |_|      |_|


The Board of Directors recommends a vote "FOR" each of the listed proposals.

THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY, IF SIGNED AND RETURNED, WILL BE VOTED FOR EACH OF THE PROPOSITIONS STATED ABOVE. IF ANY OTHER BUSINESS IS PRESENTED AT SUCH ANNUAL MEETING, THIS PROXY WILL BE VOTED AS DIRECTED BY A MAJORITY OF THE BOARD OF DIRECTORS. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE ANNUAL MEETING.
--------------------------------------------------------------------------------

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

Should the undersigned be present and elect to vote at the Annual Meeting or at any adjournment thereof and after notification to the Secretary of the Company at the Annual Meeting of the stockholder's decision to terminate this proxy, then the power of said attorneys and proxies shall be deemed terminated and of no further force and effect. This proxy may also be revoked by sending written notice to the Secretary of the Company at the address set forth on the Notice of Annual Meeting of Stockholders, or by the filing of a later proxy prior to a vote being taken on a particular proposal at the Annual Meeting.

The undersigned acknowledges receipt from the Company prior to the execution of this proxy of notice of the Annual Meeting, a proxy statement dated April ___, 2000, and audited financial statements.


Dated: _________________________                 ---  Check Box if You Plan
                                                 ---  to Attend Annual Meeting


-------------------------------                  -------------------------------
PRINT NAME OF STOCKHOLDER                        PRINT NAME OF STOCKHOLDER


-------------------------------                  -------------------------------
SIGNATURE OF STOCKHOLDER                         SIGNATURE OF STOCKHOLDER


Please sign exactly as your name appears on this card. When signing as attorney, executor, administrator, trustee or guardian, please give your full title.

--------------------------------------------------------------------------------


           Please complete and date this proxy and return it promptly in the enclosed postage-prepaid envelope.

--------------------------------------------------------------------------------